UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2016

Pendrell Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	001-33008	98-0221142
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Carillon Point, Kirkland, Washington		98033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 278-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On September 30, 2016, Pendrell Corporation (the "Company") filed with the Secretary of State of the State of Washington Articles of Amendment to its Articles of Incorporation, as amended (the "Reverse Split Amendment"), pursuant to which the Company will effect a 1-for-10 reverse stock split (the "Reverse Split") of the Company’s outstanding Class A Common Stock and Class B Common Stock (collectively, the "Common Stock"), which will become effective as of 5:00 p.m., Pacific time, on September 30, 2016 (the "Effective Time"). A more detailed description of the Reverse Split is set forth under Item 8.01 below and in the Reverse Split Amendment, both of which are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the description of the Reverse Split Amendment in Item 3.03 above and Item 8.01 below.

Item 8.01 Other Events.

The Company estimates that the total number of outstanding shares of Common Stock will be reduced from approximately 268.4 million shares to approximately 26.8 million shares as a result of the Reverse Split.

In connection with the Reverse Split, as of the Effective Time, the CUSIP number for the Class A Common Stock will be changed to 70686R302 and the CUSIP number for the Class B Common Stock will be changed to 70686R401.

The Reverse Split affects all of the Company’s shareholders uniformly and does not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the Reverse Split results in the cash-out of fractional shares. No scrip or fractional share certificates will be issued in connection with the Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of the Common Stock not evenly divisible by ten will be entitled to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the shareholder would otherwise be entitled to receive as a result of the Reverse Split by (b) the average of the high and low bid prices of the Class A Common Stock as reported on NASDAQ during regular trading hours for the five trading days immediately preceding the Effective Time, as adjusted for the Reverse Split.

The Company’s transfer agent, Computershare, will act as exchange agent for purposes of implementing the exchange of stock certificates or the number of book entry shares, and payment for fractional shares.

Beginning at the Effective Time, each certificate representing shares of the Common Stock before the Reverse Split will automatically be deemed for all corporate purposes to evidence ownership of one-tenth of the shares evidenced by such certificate immediately prior to the Effective Time, rounded down to the nearest whole share. All shares issuable upon exercise of outstanding stock options, and/or the relevant exercise price per share, will be proportionately adjusted to reflect the Reverse Split. In addition, outstanding restricted stock units will also be proportionately adjusted to reflect the Reverse Split.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

3.1 Articles of Amendment to the Articles of Incorporation, as amended, of Pendrell Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pendrell Corporation

September 30, 2016	By:	/s/ Timothy M. Dozois

Name: Timothy M. Dozois
Title: Corporate Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation, as amended, of Pendrell Corporation